Exhibit 99.45

MBNA MASTER CREDIT CARD TRUST II

SERIES 1999-J

KEY PERFORMANCE FACTORS
October 31, 1999



Expected B Maturity 09/15/2009


Blended Coupon 7.0938%


Excess Protection Level
3 Month Average   3.97%
October, 1999   3.97%
September, 1999  N/A
August, 1999  N/A


Cash Yield18.43%


Investor Charge Offs 4.16%


Base Rate10.30%


Over 30 Day Delinquency 5.07%


Seller's Interest 9.14%


Total Payment Rate14.64%


Total Principal Balance$47,636,626,081.62


 Investor Participation Amount$1,000,000,000.00


Seller Participation Amount$4,354,806,563.13

For the purposes of calculating Base Rate and Excess Protection Level, a Coupon of 8.30% (38/360) was used. The Base Rate was calculated using a 38 day monthly period, 9/23/99 - 10/31/99.